EXHIBIT 10.2

THIRD AMENDMENT

TO THE

ZIONS BANCORPORATION PENSION PLAN

This Third Amendment to the restated and amended Zions Bancorporation Pension Plan (the “Plan”) is made and approved this 4th day of September, 2003, by the Zions Bancorporation Benefits Committee (“Benefits Committee”), for and on behalf of Zions Bancorporation, hereinafter referred to as the “Employer.”

W I T N E S S E T H:

WHEREAS, the Employer has heretofore entered into the Plan, which Plan has been most recently restated and amended in its entirety effective January 1, 2001, and

WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and

WHEREAS, the Zions Bancorporation Benefits Committee (“Committee”), as previously authorized by the Board of Directors, has made certain amendments to the plan for the purpose of ceasing generally all benefit accruals under the Plan; and

WHEREAS, the Committee has been further authorized to make amendments to the Plan for the purpose of continuing benefit accruals for certain employees as approved by the Board of Directors;

NOW THEREFORE, in consideration of the foregoing premises the Benefits Committee, for and on behalf of the Employer adopts the following amendments to the Plan:

1. Section 3.2 is amended by adding a new sub-section (g) at the end thereof to read as follows:

(g)	Earnings Credits for Grandfather Participants

As of the last day of each Plan Year the Cash Balance Account of each Grandfather Participant (as defined in Section 4.8(b)) who is employed on that date and who has completed at least 1,000 Hours of Service during the Plan Year will be credited with an amount equal to the product obtained by multiplying the Grandfather Participant’s Earnings for the Plan Year by a percentage from the following table, which percentage is based upon the Grandfather Participant’s age as of the last day of the Plan Year:

Attained Age	Percentage
At least 55 years, but less than 60 years	4.00%
60 or more years	6.25%

2. Section 3.3(a) is amended by adding a new sentence at the end thereof to read as follows:

3.3(a) Notwithstanding the First Amendment to the Zions Bancorporation Pension Plan dated December 31, 2002, and the provisions of Section 3.2(f) as added by the First Amendment, Interest Credits shall continue to accrue as provided in Section 3.3 for each Participant who has a Cash Balance Account in the Plan as of January 1, 2003.

3. Section 4.1 is amended by adding a new sub-section (e) to read as follows:

(e) Notwithstanding the First Amendment to the Zions Bancorporation Pension Plan dated December 31, 2002, and the provisions of Section 3.2(f) as added by the First Amendment, the account balance of a Participant who was a Participant in the Plan on December 31, 2002, and which is used to calculate the Cash Balance Account shall never be smaller than the account balance as of December 31, 2002. If greater than the foregoing, the Accrued Benefit calculated under Section 2.3 of Appendix III for a Participant who is a Great Grandfather Participant shall never be less than the Accrued Benefit determined under that Section for the Participant on December 31, 2002.

4. Section 4.4 is amended by adding a new sentence at the end thereof to read as follows:

An Active Participant who satisfies the requirements of the first sentence of this Section 4.4 on December 31, 2002, (a “Great Grandfather Participant”) shall continue effective January 1, 2003, to accrue all benefits which were available to such Great Grandfather Participant under this Plan as of December 31, 2002, and the provisions of Section 3.2(f) as added by the First Amendment dated December 31, 2002, shall not apply to such Great Grandfather Participant.

5. Article 4 is amended by adding a new Section 4.8 at the end thereof to read as follows:

4.8 Continuing Accrual of Benefits for Grandfather Participants

(a) Notwithstanding the First Amendment to the Zions Bancorporation Pension Plan dated December 31, 2002, and the provisions of Section 3.2(f) as added by the First Amendment, a Participant who was an Active Participant in the Plan on December 31, 2002, and who satisfies the definition of “Grandfather Participant” in 4.8(b) on that date shall continue to accrue all benefits available to such Grandfather Participant under this Plan as of December 31, 2002, except that Earnings Credits for the Grandfather Participant’s Cash Balance Account after December 31, 2002, shall accrue and be determined by reference to Section 3.2(g) and not Section 3.2(a).

(b) “Grandfather Participant” shall mean for purposes of Section 4.8(a) an Active Participant on December 31, 2002, who:

(1) had attained at least age fifty-five (55), and

(2) was credited with at least ten (10) Years of Vesting Service.

6. Section 2.3 in Appendix III is amended to read as follows:

2.3 Grandfathered Minimum Accrued Benefit. The minimum grandfathered accrued benefit is the amount determined under Section 2.1 of this Appendix; provided, however, that the minimum grandfathered accrued benefit shall take into account any Credited Service and Earnings which may be accrued or earned by an Active Participant until the earlier of the Participant’s Termination of Employment or the date of any termination of, or cessation of accruals under, the Plan.

7. This Amendment shall be effective January 1, 2003, and for all Plan Years commencing thereafter.

8. In all other respects the Plan is ratified and approved.

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to the Plan to be duly executed as of the date and year first above written.

ZIONS BANCORPORATION BENEFITS COMMITTEE

By:	/S/ MERRILL WALL
Merrill Wall Corporate Human Resources Executive Vice President